EXHIBIT 99.1

Predictive Oncology Announces Results of Charter Amendment Proposal at Special Meeting

MINNEAPOLIS, Aug. 18, 2021 (GLOBE NEWSWIRE) -- Predictive Oncology (Nasdaq: POAI), a knowledge-driven company focused on applying artificial intelligence (“AI”) to personalized medicine and drug discovery, announced today that on August 17, 2021, the stockholders approved an amendment to the Company’s certificate of incorporation to increase the number of authorized shares of Company common stock from 100,000,000 to 200,000,000, and the amendment became effective on August 17, 2021. The approval was granted at the special meeting of stockholders convened on August 10, 2021 and adjourned to August 17, 2021.

About Predictive Oncology Inc.
Predictive Oncology (NASDAQ: POAI) operates through three segments (Skyline, Helomics and Soluble Biotech), which contain four subsidiaries: Helomics, TumorGenesis, Skyline Medical and Soluble Biotech.

Helomics applies artificial intelligence to its rich data gathered from patient tumors to both personalize cancer therapies for patients and drive the development of new targeted therapies in collaborations with pharmaceutical companies. TumorGenesis Inc. specializes in media that help cancer cells grow and retain their DNA/RNA and proteomic signatures, providing researchers with a tool to expand and study cancer cell types found in tumors of the blood and organ systems of all mammals, including humans. Skyline Medical markets its patented and FDA cleared STREAMWAY System, which automates the collection, measurement and disposal of waste fluid, including blood, irrigation fluid and others, within a medical facility, through both domestic and international divisions. Soluble Biotech is a provider of soluble and stable formulations for proteins including vaccines, antibodies, large and small proteins and protein complexes.

Forward-Looking Statements:
Certain matters discussed in this release contain forward-looking statements. These forward-looking statements reflect our current expectations and projections about future events and are subject to substantial risks, uncertainties and assumptions about our operations and the investments we make. All statements, other than statements of historical facts, included in this press release regarding our strategy, future operations, future financial position, future revenue and financial performance, projected costs, prospects, plans and objectives of management are forward-looking statements. The words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “would,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Our actual future performance may materially differ from that contemplated by the forward-looking statements as a result of a variety of factors including, among other things, factors discussed under the heading “Risk Factors” in our filings with the SEC. Except as expressly required by law, the Company disclaims any intent or obligation to update these forward-looking statements.

Investor Relations Contact:

Landon Capital
Keith Pinder
(404) 995-6671
kpinder@landoncapital.net